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                                                                    EXHIBIT 99.1
                             ITERATED SYSTEMS, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)

          VALUATION AND QUALIFYING ACCOUNTS WHICH ARE DEDUCTED IN THE
               BALANCE SHEET FROM THE ASSETS TO WHICH THEY APPLY

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
                                                              Additions
                                                     ----------------------------
                                     Balance at        Charged to     Charged to                      Balance at
                                    Beginning of       Costs and        Other                           End of
                                       Period           Expenses      Accounts(1)    Deductions         Period
                                  ---------------    -------------    -----------    ----------      ------------
Allowance for doubtful
accounts:
  Year Ended:
   December 31, 1997                 $   70               $399          $  --          $(460)            $    9
   December 31, 1996                     71                 29             --            (30)                70
   December 31, 1995                    119                123             95           (266)                71


                                                              Additions
                                                     ----------------------------
                                     Balance at        Charged to     Charged to                      Balance at
                                    Beginning of       Costs and        Other                           End of
                                       Period           Expenses      Accounts(1)    Deductions         Period
                                  ---------------    -------------    -----------    ----------      ------------
Reserve for inventory
 obsolescence:
  Year Ended:
   December 31, 1997                   $  581            $  --           $  --          $(581)           $  --
   December 31, 1996                      380              238              --            (37)             581
   December 31, 1995                       --              380              --             --              380


                                                              Additions
                                                     ----------------------------
                                     Balance at        Charged to     Charged to                      Balance at
                                    Beginning of       Costs and        Other                           End of
                                       Period           Expenses      Accounts(1)    Deductions         Period
                                  ---------------    -------------    -----------    ----------      ------------
Valuation allowance for deferred
 income tax assets:
  Year Ended:
   December 31, 1997                   $4,378            $  --           $2,484        $  --             $6,862
   December 31, 1996                    3,425               --              953           --              4,378
   December 31, 1995                    3,453               --               --          (28)             3,425

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1  Reflects charges against software products and related revenues for product returns.